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EXHIBIT 99.2

VOTING AND SUPPORT AGREEMENT

        VOTING AND SUPPORT AGREEMENT, dated as of April 4, 2003 (this "Agreement"), by and between BRUKER DALTONICS INC., a Delaware corporation ("Parent"), and DIRK D. LAUKIEN ("Stockholder").

W I T N E S S E T H:

        WHEREAS, Parent and Bruker AXS Inc., a Delaware corporation ("Company"), have entered into an Agreement and Plan of Merger, dated as of the date hereof (as the same may be amended or supplemented, the "Merger Agreement"), providing for, among other things, the merger of Company with and into Parent (the "Merger"), upon the terms and subject to the conditions set forth in the Merger Agreement;

        WHEREAS, as of the date hereof, Stockholder beneficially owns 7,657,000 shares of common stock, par value $0.01 per share ("Company Common Stock"), of Company (such shares of Company Common Stock, together with any other shares of capital stock of Company acquired by Stockholder after the date hereof and during the term of this Agreement, being collectively referred to herein as the "Subject Shares"); and

        WHEREAS, as a condition to its willingness to enter into the Merger Agreement, Parent has requested that Stockholder enter into this Agreement pursuant to which Stockholder shall, among other things, (a) vote all of the shares of Company Common Stock held by Stockholder in favor of the proposal to approve and adopt the Merger Agreement and the Merger and (b) to make certain elections with respect to the consideration to be paid in the Merger.

        NOW, THEREFORE, to induce Parent to enter into, and in consideration of its entering into, the Merger Agreement, and in consideration of the representations, warranties, covenants and agreements set forth in this Agreement, and intending to be legally bound hereby, the parties hereto agree as follows:

        Section 1.    Irrevocable Proxy.

          (a)  Stockholder hereby irrevocably grants to, and appoints, Parent and any individual who shall be designated by Parent, Stockholder's proxy and attorney-in-fact (with full power of substitution), for and in the name, place and stead of Stockholder, to vote the Subject Shares, or grant a consent or approval in respect of the Subject Shares, at any meeting of stockholders of Company or at any adjournment thereof or in any other circumstances upon which their vote, consent or other approval is sought, in the manner contemplated by Sections 4(a)(i) and 4(a)(ii) hereof.

          (b)  Stockholder represents and warrants that any proxies heretofore given in respect of the Subject Shares are not irrevocable and that any such proxies are hereby revoked.

          (c)  Stockholder understands and acknowledges that Parent is entering into the Merger Agreement in reliance upon Stockholder's execution and delivery of this Agreement. Stockholder hereby affirms that the proxy set forth in this Section 1 is coupled with an interest and is irrevocable until such time as this Agreement terminates in accordance with its terms. Stockholder hereby further affirms that the irrevocable proxy is given in connection with the execution of the Merger Agreement and that such irrevocable proxy is given to secure the performance of the duties of Stockholder under this Agreement. Stockholder hereby ratifies and confirms all that such irrevocable proxy may lawfully do or cause to be done by virtue hereof. Such irrevocable proxy is executed and intended to be irrevocable in accordance with the provisions of Section 212 of the DGCL.

        Section 2.    Representations and Warranties of Stockholder.    Stockholder hereby represents and warrants to Parent as follows:

          (a)    Ownership.    Stockholder is the record and beneficial owner of, and has good, valid and marketable title to, the Subject Shares, free and clear of any Liens whatsoever. Stockholder does not own, of record or beneficially, any shares of capital stock of Company other than the Subject Shares. Stockholder has the sole right to vote such Subject Shares, and none of such Subject Shares is subject to any voting trust or other agreement, arrangement or restriction with respect to the voting of such Subject Shares, except as contemplated by this Agreement.

          (b)    Authority; No Conflict.    Stockholder has all requisite power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by Stockholder and constitutes a valid and binding obligation of Stockholder enforceable against Stockholder in accordance with its terms. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby and compliance with the terms hereof will not, conflict with, result in any violation of, or constitute (with or without notice of lapse of time or both) default under, any provision of any material trust agreement, loan or credit agreement, bond, note, mortgage, indenture, lease, partnership agreement or other contract, agreement, obligation, commitment, arrangement, understanding, instrument, permit, concession, franchise or license or any statute, law, ordinance, rule, regulation, judgment, order, notice or decree applicable to Stockholder or to any of Stockholder's property or assets.

          (c)    No Filings; Consents.    No consents or approvals of or filings or registrations with any Governmental Entity are necessary in connection with (i) the execution and delivery by Stockholder of this Agreement and (ii) the performance by Stockholder of its obligations under this Agreement, including the grant of the irrevocable proxy pursuant to Section 1(a) hereof.

        Section 3.    Representations and Warranties of Parent.    Parent hereby represents and warrants to Stockholder that Parent has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly authorized, executed and delivered by Parent and constitutes a valid and binding obligation of Parent enforceable against Parent in accordance with its terms. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby and compliance with the terms hereof will not, conflict with, result in any violation of, or constitute (with or without notice or lapse of time or both) default under, any provisions of the certificate of incorporation or by-laws of Parent or any material trust agreement, loan or credit agreement, bond, note, mortgage, indenture, lease or other contract, agreement, obligation, commitment, arrangement, understanding, instrument, permit, concession, franchise or license or any statute, law, ordinance, rule, regulation, judgment, order, notice or decree applicable to Parent or any of Parent's property or assets.

        Section 4.    Covenants of Stockholder.    Subject to Section 9 hereof, Stockholder agrees as follows:

          (a)  Without in any way limiting Stockholder's right to vote the Subject Shares in its sole discretion on any other matters that may be submitted to a stockholder vote, consent or other approval (including by written consent), at any meeting of the stockholders of Company called upon to approve and adopt the Merger Agreement and the Merger or at any adjournment thereof or in any other circumstances upon which a vote, consent or other approval (including written consent) with respect to the Merger Agreement and the Merger is sought, Stockholder shall vote

  (or cause to be voted) the Subject Shares (which number of shares may be greater or less than the number of shares as of the date hereof):

            (i)    in favor of the Merger, the approval and adoption by Company of the Merger Agreement and approval of the other transactions contemplated by the Merger Agreement; and

            (ii)  against (x) any merger agreement or merger (other than the Merger Agreement and the Merger), consolidation, combination, sale of substantially all of Company's assets, sale or issuance of securities of Company or any of its Subsidiaries, reorganization, joint venture, recapitalization, dissolution, liquidation or winding up of or by Company or any of its Subsidiaries and (y) any amendment of Company's certificate of incorporation or by-laws or equivalent organizational documents or other proposal or transaction involving Company or any of its Subsidiaries which amendment or other proposal or transaction would or could reasonably be expected to impede, frustrate, prevent, nullify or result in a breach of any representation, warranty or covenant or any other obligation or agreement of Company under or with respect to, the Merger, the Merger Agreement or any of the transactions contemplated by the Merger Agreement or by this Agreement.

          (b)  With respect to Stockholder's right to elect among different forms of Merger Consideration pursuant to the terms of the Merger Agreement, Stockholder hereby agrees to make only a Stock Election with respect to the Subject Shares.

          (c)  Stockholder agrees not to transfer, sell, assign, exchange, pledge or otherwise dispose of or encumber any of the Subject Shares, or to make any offer or agreement relating thereto, at any time prior to the termination of this Agreement. Notwithstanding the foregoing, (i) Stockholder may, during the term of this Agreement, gift, sell or otherwise transfer the Subject Shares to (x) a member or members of a group consisting of Stockholder's spouse, Stockholder's issue, the spouses of Stockholder's issue or any charitable organization, (y) any trust or custodian account created for the primary benefit of any one or more of Stockholder or the permitted transferees described in clause (x) above or (z) a general partnership, limited partnership, limited liability company or other business entity, all of the equity interests of which are held by Stockholder or the permitted transferees described in clause (x) above, and (ii) a Stockholder who acquired Subject Shares pursuant to this sentence may transfer such Subject Shares only to the Stockholder from whom, directly or indirectly, such transferring Stockholder acquired said Subject Shares or parties to whom such transferring Stockholder is permitted to transfer Company Common Stock pursuant to this sentence; provided, however, in the case of any gift, sale or other transfer pursuant to this paragraph, at the time of and as a condition to such gift, sale or other transfer, the permitted transferee shall provide to Parent its written agreement to be bound by the terms of this Agreement and to perform all of the obligations of Stockholder set forth herein as if the permitted transferee had originally executed and delivered this Agreement to Parent. Furthermore, Stockholder shall not, except as contemplated by this Agreement, directly or indirectly, grant any proxies or powers of attorney with respect to the Subject Shares, deposit the Subject Shares into a voting trust or enter into a voting agreement or any other arrangement with respect to the Subject Shares.

          (d)  Stockholder shall comply with the terms of Section 7.4 of the Merger Agreement, provided, however, that Stockholder shall be deemed to be a Company Representative at all times for purposes of Section 7.4 of the Merger Agreement (regardless of whether Stockholder is in fact a Company Representative at the relevant time).

          (e)  As soon as practicable following the request of at least two of (i) Stockholder, (ii) the Company Special Committee and (iii) the Parent Special Committee (any two of such parties collectively referred to as the "Requesting Parties"), Stockholder shall (x) make an appropriate filing of a Notification and Report Form pursuant to the HSR Act with respect to the transactions contemplated by the Merger Agreement, including, without limitation, Stockholder's receipt of shares of Parent Common Stock in the Merger, (y) supply as promptly as practicable any additional information or documentation that may be requested pursuant to the HSR Act and (z) use its reasonable best efforts to cause the expiration or termination of the applicable waiting periods under the HSR Act. All actual and documented Expenses incurred by Stockholder in connection with complying with the immediately preceding sentence shall be paid equally by Parent and Company; provided, however, in the event that, notwithstanding the Requesting Parties' request for Stockholder to make the filing contemplated by the immediately preceding sentence, Stockholder would have otherwise been required to make such filing in order to receive all of the shares of Parent Common Stock contemplated by the Merger Agreement in compliance with the HSR Act, assuming for purposes of this determination that Stockholder receives such shares of Parent Common Stock on the Closing Date, then Stockholder shall promptly reimburse Parent and Company (or reimburse only Parent, if after the Closing Date) for such Expenses actually paid by Parent and Company upon the written request of either Parent or Company. If, on the Closing Date, (x) any waiting period (and any extension thereof) applicable to Stockholder's acquisition of Parent Common Stock in the Merger under the HSR Act shall not have been terminated or shall not have expired or (y) a Notification and Report Form pursuant to the HSR Act has not been filed with respect to Stockholder's receipt of such Parent Common Stock and Stockholder would be required to make such filing in order to receive all of the shares of Parent Common Stock contemplated by the Merger Agreement in compliance with the HSR Act, assuming for purposes of this determination that Stockholder receives such shares of Parent Common Stock on the Closing Date, then Stockholder shall promptly on the Closing Date enter into an escrow arrangement, which arrangement shall be structured to allow the consummation of the Merger without any violation of the HSR Act, pursuant to which the shares of Parent Common Stock to be received by Stockholder in the Merger will be held in such escrow pending the termination or expiration of the applicable waiting period.

        Section 5.    Certain Events.    Stockholder agrees that this Agreement and the obligations hereunder shall attach to the Subject Shares and shall be binding upon any person or entity to which legal or beneficial ownership of such Subject Shares shall pass, whether by operation of law or otherwise, including the respective successors of Stockholder. In the event of any stock split, stock dividend, merger, reorganization, recapitalization or other change in the capital structure of Company affecting the Company Common Stock or the acquisition of additional shares of Company Common Stock or other voting securities of Company by Stockholder (whether by purchase, conversion or otherwise), the number of Subject Shares shall be adjusted appropriately and this Agreement and the obligations hereunder shall attach to any additional or decreased shares of Company Common Stock or other voting securities of Company issued to or acquired or disposed of by Stockholder.

        Section 6.    Stockholder Capacity.    Stockholder enters into this Agreement solely in Stockholder's capacity as the record and beneficial owner of the Subject Shares. If any Stockholder is or becomes during the term hereof a director or officer of Company, such Stockholder makes no agreement or understanding in this Agreement in Stockholder's capacity as such director or officer. Nothing in this Agreement shall limit or affect any actions taken by Stockholder in Stockholder's capacity as an officer or director of Company.

        Section 7.    No Ownership Interest.    Except as expressly set forth in this Agreement, nothing contained in this Agreement shall be deemed to vest in Parent any direct or indirect ownership or incidence of ownership of or with respect to any Subject Shares. All rights, ownership and economic benefits of and relating to any Subject Shares shall remain and belong to Stockholder, and Parent shall not have any authority to exercise any power or authority to manage, direct, superintend, restrict, regulate, govern or administer any of the policies or operations of Company or exercise any power or authority to direct Stockholder in the voting of any of the Subject Shares, except as otherwise expressly provided in this Agreement.

        Section 8.    Assignment.    Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned, in whole or in part (whether by operation of law or otherwise), by Stockholder, on the one hand, without the prior written consent of Parent nor by Parent, on the other hand, without the prior written consent of Stockholder, and any attempt to make any such assignment without such consent shall be null and void; provided that Parent may assign, in its sole discretion, any or all of its rights, interests and obligations hereunder to any direct or indirect wholly owned subsidiary of Parent. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

        Section 9.    Termination.    This Agreement shall terminate, and the provisions hereof shall be of no further force or effect, upon the earlier of the Effective Time or the termination of the Merger Agreement in accordance with Article IX thereof (including the payment of the Termination Fee, if applicable); provided, however, that notwithstanding anything to the contrary contained in this Agreement, no party hereto shall be relieved of or released from any liabilities or damages arising out of a willful and material breach of its covenants or a willful and material breach of its representations or warranties contained in this Agreement prior to the termination of this Agreement.

        Section 10.    General Provisions.

          (a)    Amendments.    This Agreement may not be amended except by an instrument in writing signed by each of the parties hereto.

          (b)    Notice.    All notices and other communications hereunder shall be in writing and shall be deemed duly given (i) on the date of delivery if delivered personally, or by telecopy or facsimile, upon verbal confirmation of receipt, (ii) on the first Business Day following the date of dispatch if delivered by a recognized next-day courier service or (iii) on the fifth Business Day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid. All notices hereunder shall be delivered to Parent in accordance with Section 10.2 of the Merger Agreement and to Stockholder at its address set forth on Company's stock ledger (or at such other address for a party as shall be specified by like notice).

          (c)    Interpretation.    When a reference is made in this Agreement or to a Section, such reference shall be to a Section of this Agreement unless otherwise indicated. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Wherever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." Terms not defined herein shall have such meaning as set forth in the Merger Agreement.

          (d)    Counterparts.    This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

          (e)    Entire Agreement; No Third Party Beneficiaries.    This Agreement and the schedules hereto (i) constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof and (ii) shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

          (f)    Governing Law.    This Agreement shall be governed and construed in accordance with the laws of the State of Delaware (without giving effect to choice of law principles thereof).

          (g)    Submission to Jurisdiction; Waivers.    Each party hereto irrevocably agrees that any legal action or proceeding with respect to this Agreement or for recognition and enforcement of any judgment in respect hereof brought by the other party hereto or its successors or assigns may be brought and determined in the Chancery or other Courts of the State of Delaware, and each party hereto hereby irrevocably submits with regard to any such action or proceeding for itself and in respect to its property, generally and unconditionally, to the nonexclusive jurisdiction of the aforesaid courts. Each party hereto hereby irrevocably waives, and agrees not to assert, by way of motion, as a defense, counterclaim or otherwise, in any action or proceeding with respect to this Agreement, (i) any claim that it is not personally subject to the jurisdiction of the above-named courts for any reason other than the failure to lawfully serve process, (ii) that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise), (iii) to the fullest extent permitted by applicable law, that (x) the suit, action or proceeding in any such court is brought in an inconvenient forum, (y) the venue of such suit, action or proceeding is improper and (z) this Agreement, or the subject matter hereof, may not be enforced in or by such courts, and (iv) any right to a trial by jury.

          (h)    Enforcement.    The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms. It is accordingly agreed that the parties hereto shall be entitled to specific performance of the terms hereof, this being in addition to any other remedy to which they are entitled at law or in equity. Without limiting the generality of the foregoing, the parties hereto expressly agree that the obligations of Stockholder set forth in Section 4 hereof shall be subject to the foregoing provisions of this Section 10(h).

          (i)    Public Announcements.    Except as required by law, Stockholder shall not issue any press release or other public statement with respect to the transactions contemplated by this Agreement and the Merger Agreement without the prior written consent of Parent.

          (j)    Severability.    If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

[SIGNATURE PAGE FOLLOWS]

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed as of the date first written above.

BRUKER DALTONICS INC.

By:	/s/ FRANK H. LAUKIEN Frank H. Laukien, Ph.D. Chairman, President and Chief Executive Officer

DIRK D. LAUKIEN

/s/ DIRK D. LAUKIEN

Voting and Support Agreement
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EXHIBIT 99.2
VOTING AND SUPPORT AGREEMENT